
     <ARTICLE>                       5
     <LEGEND>                        This schedule contains summary financial
                                     information extracted from the Newell Co.
                                     and Subsidiaries Consolidated Balance Sheets
                                     and Statements of Income and is qualified in
                                     its entirety by reference to such financial statements.
     <MULTIPLIER>                    1,000

     <PERIOD-TYPE>                   3-MOS
     <FISCAL-YEAR-END>               DEC-31-1998
     <PERIOD-END>                    MAR-31-1998
     <CASH>                          12,548
     <SECURITIES>                    0
     <RECEIVABLES>                   456,388
     <ALLOWANCES>                    (17,010)  <F1>
     <INVENTORY>                     662,250
     <CURRENT-ASSETS>                1,334,040
     <PP&E>                          1,169,867<F2>
     <DEPRECIATION>                  465,892<F2>
     <TOTAL-ASSETS>                  3,717,086
     <CURRENT-LIABILITIES>           706,808
     <BONDS>                         523,120
     <PREFERRED-MANDATORY>           500,000
     <PREFERRED>                     0
     <COMMON>                        159,328
     <OTHER-SE>                      1,598,782
     <TOTAL-LIABILITY-AND-EQUITY>    3,717,086
     <SALES>                         747,270
     <TOTAL-REVENUES>                223,436
     <CGS>                           523,834
     <TOTAL-COSTS>                   652,571
     <OTHER-EXPENSES>                (153,419)
     <LOSS-PROVISION>                1,235  <F1>
     <INTEREST-EXPENSE>              11,825
     <INCOME-PRETAX>                 248,118
     <INCOME-TAX>                    98,255
     <INCOME-CONTINUING>             149,863
     <DISCONTINUED>                  0
     <EXTRAORDINARY>                 0
     <CHANGES>                       0
     <NET-INCOME>                    149,863
     <EPS-PRIMARY>                   0.94
     <EPS-DILUTED>                   0.91
                                     <F1>  Allowances for doubtful accounts are reported as
                                     contra accounts to accounts receivable. The corporate reserve for bad debts is a percentage of trade receivables based on the bad debts experienced in one or more past years, general
                                     economic conditions, the age of the receivables and other
                                     factors that indicate the element of uncollectibility in the receivables outstanding at the end of the period.
                                     <F2>  See notes to consolidated financial statements.


